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                                                                    EXHIBIT 21.1

                           SUBSIDIARIES OF REGISTRANT

Newpark Shipbuilding and Repair, Inc........    Texas
Newpark Marine Fabricators, Inc.............    Texas
EAE Services, Inc...........................    Texas
EAE Industries, Inc.........................    Texas
Louisiana Ship, Inc.........................    Texas     d/b/a Greens Bayou Fabricators